EXHIBIT 10.1

THIS AGREEMENT IS made the               day of April 30, 2007

BETWEEN

1. ZONE4PLAY, INC a company incorporated under the laws of the state of Delaware, USA, having its registered office at 103 Foulk Road, Suite 202, Wilmington, Delaware (ZONE)

2. TWO WAY LIMITED (ABN 28 007 424 777) of Level 3, 55 Pyrmont Bridge Road, Pyrmont, NSW 2009, Australia (TWO WAY)

     (each a PARTY and together PARTIES)

PRELIMINARY

(A) Zone and Two Way (under its then name Two Way TV Australia Limited) entered into a written agreement on 17 August 2005 (THE EXCLUSIVE DISTRIBUTION AGREEMENT)

(B) Zone and Two Way have agreed to vary the Exclusive Distribution Agreement on and subject to the terms of this Agreement.

1.   DEFINITIONS AND INTERPRETATION

     1.1 Words defined in the Exclusive Distribution Agreement will have the same meaning when used in this agreement.

     1.2 The clause headings are inserted for ease of reference only and do not affect the construction of this agreement.

     1.3 Words denoting the singular include the plural and vice versa; words denoting any gender include all genders; and words denoting persons include corporations, partnerships, other unincorporated bodies and all other legal entities and vice versa.

2.   EXCLUSIVE/NON-EXCLUSIVE LICENCE

     2.1 The Licence referred to in clauses 2.1 and 2.3 of the Exclusive Distribution Agreement shall be exclusive for the period 1 June 2005 to 30 June 2008 and non-exclusive for the period 1 July 2008 to 31 May 2010. For the avoidance of doubt, it is clarified that such exclusive license shall not limit the rights of Zone, by itself or by permitting third parties, to exploit or use its Intellectual Property in connection with Play for Fun and Play for Real Products on the internet, provided however that Zone are not permitted to make available Product to mobile phone users in the Territory via the internet without the permission of Two Way.


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     2.2  For the avoidance of doubt "non-exclusive" means that Zone is entitled by itself or by permitting third parties to exploit or use its Intellectual Property in connection with Play for Fun and Play for Real Products in Australasia without the permission of Two Way from 1 July 2008.

     2.3 Zone and Two Way confirm that the Play for Fun and Play for Real Products covered under the Licence include all of the applications described in the Appendices to the Agreement (totalling 77 pages) which were initialled by both parties and attached to the Term Sheet dated 23 May 2005 signed by both parties.

3.   INSTALLATION

     Clauses 3.3 and 3.8 of the Exclusive Distribution Agreement shall be varied to require Two Way to produce evidence of written agreements with Operators before Zone shall be obliged to supply Two Way with the tools, background technology and the completed solution referred to in clauses 3.3 and 3.8 respectively.

4.   FEES

     The Fixed Licence Fees and the First and Last Matching Rights Fee payable under clause 5 of the Exclusive Distribution Agreement shall be varied as follows:

     4.1 Clause 5.1(a) - insert after "Fixed Licence Fee" the words "for the period up to 30 June 2008".

     4.2 Clause 5.5(a) - insert after "Fixed Licence Fee" the words "for the period up to 30 June 2008".

     4.3  Clause 5.6 is deleted.

     4.4 Clause 5.9(a) - insert after "First and Last Matching Rights Fee" the words "for the period up to 30 June 2008".

     4.5 In accordance with the payment terms under the Exclusive Distribution Agreement, as varied by this Agreement, Two Way will pay a total fee of $525,000 to Zone for the period from the date of execution of this Agreement until 30 June 2008, with the payments to be payable on the following dates:

          US$175,000 within seven days of the date of this Agreement; US$87,500 on 1 July 2007;
          US$87,500 on 1 October 2007;
          US$87,500 on 1 January 2008; and
          US$87,500 on 1 April 2008.


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5.   OPTIONS

     Clauses 8.2 to 8.4 of the Exclusive Distribution Agreement shall be deleted.

6.   FULL AND FINAL SETTLEMENT

     Zone hereby waives all and any claims against Two Way and Two Way hereby waives all and any claims against Zone in respect of all causes of action which have or may have accrued to date under the Exclusive Distribution Agreement and/or in respect of the performance or alleged breach of either parties obligations contained in the Exclusive Distribution Agreement in particular those matters referred to in Two Way's letters of 23 January and 7 February 2007 to Zone and Zone's letter of 31 January 2007 to Two Way to the intent that the execution of this Agreement shall be in full and final settlement thereof and neither party will allege any breach against the other party in respect of the same causes of action now and whenever arising at any time in the future.

7.   AUTHORITY

     The persons executing this Agreement have been duly authorised and empowered to do so on behalf of the respective parties hereto.

8.   WAIVERS

     The failure of either party at any time to require performance of any provision of this Agreement shall not affect its right to enforce such provision at a later time.

9.   JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of England. The parties submit to and agree that any dispute arising out of or in any way connected with this Agreement shall be submitted to the exclusive jurisdiction of the English courts.

10.  ENTIRE AGREEMENT

     This Agreement represents the entire understanding of Zone and Two Way on the subject matter hereof and sets aside all previous agreements, negotiations and discussions between the parties. This Agreement may not be modified or amended except by written agreement signed by the duly authorised representatives of each of the parties hereto.


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11.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this Agreement shall not have any rights under or be able to enforce this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof this Agreement has been executed by the parties hereto as a deed and is intended to be and is hereby delivered on the date first above written

Signed by                           )
for and on behalf of                )
ZONE4PLAY, INC                              /s/ Shimon Citron
                                            ---------------------------
                                            Shimon Citron, Director

Signed by                           )
for and on behalf of                )
TWO WAY LIMITED                             /s/ Chris Grant-Foster
                                            ---------------------------
                                            Chris Grant-Foster

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